UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2016, the Board of Directors (the “Board”) of Cullen/Frost Bankers, Inc. (“Cullen/Frost”), upon the recommendation of the Corporate Governance & Nominating Committee of the Board, adopted amended and restated By-Laws (the “Amended By-Laws”) of Cullen/Frost. The changes from Cullen/Frost’s previous By-Laws (the “Previous By-Laws”) are described below.

Majority Voting

Section 2.7 of the Amended By-Laws was amended to change the voting standard for the election of directors from a plurality of the votes cast to a majority of the votes cast in uncontested elections (the “Majority Vote Standard”). A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election). In contested elections where the number of nominees exceeds the number of directors to be elected, the applicable voting standard will continue to be a plurality of the votes cast. In connection with the Majority Vote Standard, the Company also amended its Corporate Governance Guidelines (the “Guidelines”) to provide for a director resignation policy requiring that each director tender his or her resignation if he or she fails to receive the required number of votes for re-election, as discussed in further detail under Item 8.01 below.

Other Clarifying Changes

Clarifying changes were made to the following provisions in the Amended By-Laws:

•	Section 3.3 was revised to remove references to the classification of directors.

•	References to the Senior Chairman were removed from sections 2.2, 2.8, 3.3, 3.8, 3.11, 4.1, 4.2, 6.1 and 6.3.

•	Sections 2.7, 3.14, 5.1, 6.2 and 7.5 were revised to include updated references to the applicable sections of the Texas Business Organizations Code.

•
Section 5.1 was revised to (i) include arbitration proceedings among the actions, suits or proceedings for which indemnification is available and (ii) include persons acting as an administrator at the request of Cullen/Frost among those eligible for indemnification.

The foregoing description of the new by-law provisions does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws filed as Exhibit 3.2 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference. A copy of the Previous By-Laws is included as Exhibit 3.2 to the Annual Report on Form 10-K filed by Cullen/Frost on February 1, 2008 and is also incorporated herein by reference.

Item 8.01    Other Events

As noted above, on January 28, 2016, Cullen/Frost amended its Guidelines to incorporate a director resignation policy such that (i) the Guidelines provide that if an incumbent director fails to receive the vote required for re-election, such director shall promptly tender his or her resignation following the certification of the vote; (ii) the Corporate Governance and Nominating Committee shall consider such resignation irrevocable and shall recommend to the Board the action to be taken; (iii) the director who has tendered his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s or the Board’s deliberations or decision with respect to the tendered resignation; and (iv) the Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the vote.

The amended Guidelines also provide that the Board intends to promptly disclose its decision whether to accept a director’s resignation and an explanation of the factors it considered in making its decision, including by means of a Current Report on Form 8-K furnished or filed with the Securities and Exchange Commission.

A copy of the Guidelines will be made available on Cullen/Frost’s website at https://www.frostbank.com/pages/investor-relations-governance.aspx.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits:

3.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:    /s/ Jerry Salinas
Jerry Salinas
Group Executive Vice President
and Chief Financial Officer

Dated:    January 28, 2016